Exhibit 5.1

599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

August 5, 2014

Synchronoss Technologies, Inc.
200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey 08807

Synchronoss Technologies, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2014, relating to the offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of unsecured Convertible Senior Notes due 2019 of the Company (the “Notes”) and the underlying common stock of the Company, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Notes. Certain terms of the Notes to be issued by the Company will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (collectively, the “Corporate Actions”) in connection with the issuance of the Notes.  The Notes will be issued pursuant to an indenture (the “Indenture”) in the form filed as Exhibit 4.4 to the Registration Statement, proposed to be entered into by the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

In that connection, we have reviewed originals or copies of:

(a)                                 The Registration Statement;

(b)                                 The form of Indenture;

(c)                                  A form of certificate evidencing the Notes attached as an exhibit to the Indenture;

(d)                                 The certificate of incorporation and bylaws of the Company, as certified by an officer of the Company; and

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(e)                                  A specimen copy of the share certificate representing the Common Stock.

We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Indenture and other documents, and otherwise for the purposes of this opinion, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)                                  That the Indenture will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)                                   That:

(i)                                     The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)                                  The Company will duly execute and deliver the Indenture and the Notes.

(iii)                               The execution, delivery and performance by the Company of the Indenture will not:

(A)                               except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B)                               result in any conflict with or breach of any agreement or document binding on it of which the addressee hereof has knowledge, has received notice or has reason to know.

(iv)                              Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which the addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Indenture or, if any such authorization, approval, consent, action, notice or filing is required, it will be duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indenture, the Notes or the transactions governed by the Indenture and the Notes, and for purposes of assumption paragraph (f) above the General Corporation Law of the State of Delaware.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indenture, the Notes or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Indenture or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that, following the completion of all Corporate Actions and the payment to the Company of full consideration for the Notes by the purchasers thereof,

1.                                      The Company (a) has the corporate power to execute, deliver and perform the Indenture and the Notes and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Indenture and the Notes.

2.                                      Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, when the Indenture has been duly executed and delivered by the Company, the Indenture will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.                                      When the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, the Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:

(a)                                 Our opinions in paragraphs 2 and 3 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)                                 Our opinions in paragraphs 2 and 3 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)                                  Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP
JDW/RE/IM/RG